Exhibit 4.2

August 4, 2005

Security Intelligence Technologies, Inc.
145 Huguenot Street
New Rochelle, New York 10801

                      Re: Revolving Credit Promissory Notes

Ladies and Gentlemen:

      Reference is made to the Revolving Convertible Credit Agreement (the "Agreement") dated as of June 10, 2004 among the undersigned and Security Intelligence Technologies, Inc., a Florida corporation (the "Company"), and the Company's Revolving Credit Promissory Notes (the "Notes") in the aggregate principal amount of $494,000 issued pursuant the Agreement.

      The undersigned hereby agree as follows:

      1. The parties acknowledge that the Conversion Price of the Notes, as defined in the Agreement, effective on the close of business on June 30, 2005, is $.05, subject to adjustment as provided in the Notes and the Agreement.

      2. The Warrant issued pursuant to Section 12.12 of the Agreement covers 494,000 of common stock at an exercise price of $.10 per share.

      3. Each of the undersigned hereby agrees that the maturity date of the
Note issued to the undersigned is hereby extended until June 30, 2010.

      4. The Company agrees to issue to Atlas Equity Group, Inc. ("Atlas") shares of common stock at a price of $.10 per share in consideration for services rendered by the Company's counsel in connection with the proposed registration statement covering principally the shares of common stock issuable upon conversion of the Note. Based on estimated legal fees of $35,000, the Company will issue 350,000 shares of common stock to Atlas.

      5. The Notes shall bear interest at 0% or the minimum allowed by law, subsequent to July 31, 2005.

      6. Section 2.5 of the Agreement and Section 3 of the Notes which are entitled "Prepayment" are hereby amended to provide that the Borrower (as defined therein) may not prepay any portion of the principal amount of the Note without the prior written consent of the Lender.

      7. The Maximum Conversion Amount of 9.99% set forth in Section 5.5 of the Agreement which is entitled "Maximum Conversion Amount," is hereby amended and reduced to 4.99%.

      8. Section 12.3 of the Agreement and Section 13 of the Notes are hereby amended to provide that the Lender may assign and transfer the Note without the written consent of the Borrower or Company; provided that notice is given to the Company, that the transferee is an accredited investor, as defined in Rule 501 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and that the transfer complies with all applicable securities laws and regulations.

      9. This amendment is effective as of the close of business on June 30, 2005.

      10. Except as amended by this letter, the Agreement and the Notes remain in full force and effect.

                                             Very truly yours,

AGREED TO:                                   Kesef Equity Group, Inc.

SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                                             By:    /s/ Victor Solimo
                                                    ----------------------------
                                             Name:  Victor Solimo
By:    /s/ Chris R. Decker                   Title: VP
Name:  Chris R. Decker
Title: Chief Financial Officer
                                             Ostonian Securities Limited

                                             By:    /s/ Jose Verasis
                                                    ----------------------------
                                             Name:  Jose Verasis
                                             Title: President

                                             GSM Communications, Inc.

                                             By:    /s/ Leovigildo Lopez
                                                    ----------------------------
                                             Name:  Leovigildo Lopez
                                             Title: President

                                             Atlas Equity Group, Inc.

                                             By:    /s/ Michael Farkas
                                                    ----------------------------
                                             Name:  Michael Farkas
                                             Title: President

                                             Atlas Capital Services, LLC

                                             By:    /s/ Thomas Diamante
                                                    ----------------------------
                                             Name:  Thomas Diamante
                                             Title: President

                                             By:    /s/ Shimon S. Fishman
                                                    ----------------------------
                                             Shimon S. Fishman

                                             By:    /s/ Robert A. Schechter
                                                    ----------------------------
                                             Robert A. Schechter

                                             By:    /s/ Steven Pollan
                                                    ----------------------------
                                             Steven Pollan